                                                                     Exhibit 3.2

Form BCA-10.30                ARTICLES OF AMENDMENT

(Rev. Jan. 1999)                                       File # D6062-669-3
--------------------------------------------------------------------------------
Jesse White
Secretary of State                                        SUBMIT IN DUPLICATE
Department of
Business Services                                     --------------------------
Springfield, IL 62756                FILED
Telephone (217) 782-1832                                 THIS SPACE FOR USE BY
---------------------------       JUL 28 2003              SECRETARY OF STATE
Remit payment in check
or money order, payable           JESSE WHITE          Date            7-28-03
to "Secretary of State."       SECRETARY OF STATE
                                                       Franchise Tax   $
The filing fee for                                     Filing Fee*     $25.00
restated articles of                                   Penalty         $
amendment - $100.00
                                                       Approved        /s/ lt
http://www.sos.state.il.us
--------------------------------------------------------------------------------

1.   CORPORATE NAME: MAIN STREET TRUST, INC.
                     -----------------------------------------------------------
                                                                        (Note 1)

2.   MANNER OF ADOPTION OF AMENDMENT:

     The following amendment of the Articles of Incorporation was adopted on
     May 6        , 2003 in the manner indicated below. ("X" one box only)
     ------------- ------
     (Month & Day) (Year)

     / / By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;
                                                                        (Note 2)

     / / By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
                                                                        (Note 2)

     / / By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
                                                                        (Note 3)

     /X/ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
                                                                        (Note 4)

     / / By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with
          Section 7.10;
                                                                   (Notes 4 & 5)

     / / By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
                                                                        (Note 5)

3.   TEXT OF AMENDMENT:

     a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

          Article I: The name of the corporation is:



--------------------------------------------------------------------------------
                                   (NEW NAME)

                 All changes other than name, include on page 2
                                     (over)

                                TEXT OF AMENDMENT

B. (IF AMENDMENT AFFECTS THE CORPORATE PURPOSE, THE AMENDED PURPOSE IS REQUIRED TO BE SET FORTH IN ITS ENTIRETY. IF THERE IS NOT SUFFICIENT SPACE TO DO SO, ADD ONE OR MORE SHEETS OF THIS SIZE.)

     Article 11 - Board of Directors

     The number of directors constituting the entire board of directors shall not be less than nine (9) nor more than seventeen (17) as fixed from time to time by resolutions of a majority of the number of directors which immediately prior to such proposed change had been fixed, in the manner prescribed herein, by the board of directors of the Corporation, provided, however, that the number of directors shall not be reduced as to shorten the term of any director at the time in office. There shall be no cumulative voting in the election of directors.

     Each director shall hold office for a term expiring at the next annual meeting of shareholders of the Corporation and until his or her successor is duly elected and qualified or until the earlier of his or her resignation, death or removal. Any vacancies in the board of directors for any reasons, and any directorships resulting from any increase in the number of directors, may be filled by the board of directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of directors and until their successors shall be elected and qualified.

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows:
     (IF NOT APPLICABLE, INSERT "NO CHANGE")

     No Change

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (IF NOT APPLICABLE, INSERT "NO CHANGE")

     No Change

     (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (IF NOT APPLICABLE, INSERT "NO CHANGE"

                                 Before Amendment  After Amendment
                                 ----------------  ---------------
          Paid-in Capital          $ no change        $ no change
                                 ----------------  ---------------

    (COMPLETE EITHER ITEM 6 OR 7 BELOW. ALL SIGNATURES MUST BE IN BLACK INK.)

6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated  June                           , 2003    Main Street Trust, Inc.
       ------------------------------- ------  ---------------------------------
             (MONTH & DAY)             (YEAR)    (EXACT NAME OF CORPORATION AT
                                                       DATE OF EXECUTION)

attested by  /s/ Teresa M. Marsh               by /s/ Van A. Dukeman
             --------------------------------     ------------------------------
             (SIGNATURE OF SECRETARY OR            (SIGNATURE OF PRESIDENT OR
                ASSISTANT SECRETARY)                     VICE PRESIDENT)

             Teresa M. Marsh, Corporate Sec'y  Van A. Dukeman, President and CEO
             --------------------------------  --------------------------------
              (TYPE OR PRINT NAME AND TITLE)     (TYPE OR PRINT NAME AND TITLE)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

                                       OR

     If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

     The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated                                 ,
       ------------------------------- ------
             (MONTH & DAY)             (YEAR)

       --------------------------------------  ---------------------------------

       --------------------------------------  ---------------------------------

       --------------------------------------  ---------------------------------

       --------------------------------------  ---------------------------------

                             NOTES AND INSTRUCTIONS

NOTE 1: State the true exact corporate name as it appears on the records of the office of the Secretary of State, BEFORE any amendments herein reported.

NOTE 2: Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected.
                                                                 (Section 10.10)

NOTE 3: Directors may adopt amendments without shareholder approval in only seven instances, as follows:

          (a) to remove the names and addresses of directors named in the articles of incorporation;

          (b) to remove the name and address of the initial registered agent and registered office, provided a statement pursuant to Section
               5.10 is also filed;

          (c) to increase, decrease, create or eliminate the par value of the shares of any class, so long as no class or series of shares is adversely affected.

          (d) to split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby;

          (e) to change the corporate name by substituting the word "corporation", "incorporated", "company", "limited", or the abbreviation "corp.", "inc.", "co.", or "ltd." for a similar word or abbreviation in the name, or by adding a geographical attribution to the name;

          (f) to reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with Section 9.05,

          (g)  to restate the articles of incorporation as currently amended.
                                                                 (Section 10.15)

NOTE 4: All amendments not adopted under Section 10.10 or Section 10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

          Shareholder approval may be (1) by vote at a shareholders' meeting (EITHER ANNUAL OR SPECIAL) or (2) by consent, in writing, without a meeting.

          To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least 2/3 of the outstanding shares entitled to vote on the amendment (BUT IF CLASS VOTING APPLIES, THEN ALSO AT LEAST A 2/3 VOTE WITHIN EACH CLASS IS REQUIRED).

          The articles of incorporation may supersede the 2/3 vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies.
                                                                 (Section 10.20)

NOTE 5: When shareholder approval is by consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment.
                                                         (Sections 7.10 & 10.20)